UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2007

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 10, 2007, Ventas, Inc. (the “Company”) and its wholly owned subsidiaries, Ventas SSL Ontario I, Inc. (formerly 2124678 Ontario Inc.) and Ventas SSL Ontario II, Inc. (formerly 2124680 Ontario Inc.) agreed with Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”), Sunrise REIT Trust, a trust existing under the laws of Ontario, Canada and Sunrise REIT GP Inc., a corporation existing under the laws of Ontario, Canada, in its capacity as general partner of Sunrise Canadian UPREIT, LP, to an amendment (the “Amendment”) to that certain Purchase Agreement, dated January 14, 2007 (the “Purchase Agreement”), between the parties to reflect an increase in the amount payable to unitholders of Sunrise REIT (“Unitholders”) from Cdn $15.00 per unit to Cdn $16.50 per unit.

In connection with the Amendment, the Sunrise REIT special meeting of Unitholders (“Special Meeting”) to consider the proposed transaction with the Company has been scheduled for April 19, 2007 at 10:00 a.m. at the Toronto Stock Exchange. Pending approval of the transaction by the Sunrise REIT Unitholders at the Special Meeting, the closing of the transaction is expected to occur on or about April 26, 2007 (the “Closing Date”) and under the Amendment must occur no later than the fifth business day after the conditions to the closing as described in the Purchase Agreement have been satisfied. The record date for Unitholders entitled to vote at the meeting remains February 19, 2007, and the “outside date” for the transaction has been extended to June 30, 2007 from May 31, 2007.

Furthermore, the Amendment preserves Sunrise REIT’s ability to pay normal monthly distributions of $0.0729 through March 2007 and a pro rata amount of Sunrise REIT’s regular monthly distribution for the period from April 1, 2007 up to but excluding the Closing Date. The Amendment also makes certain clarifying and technical amendments to the Purchase Agreement.

Additionally, pursuant to the Amendment, if the closing of the transaction does not occur for any reason other than a breach by the Company, Sunrise REIT will reimburse the Company for up to Cdn $10 million in expenses. The amount of the break-up fee that may become payable under the Purchase Agreement in certain circumstances remains the same and is not reduced by the expense reimbursement.

The Amendment also contemplates that, conditioned on the closing of the transaction, the Company and Sunrise REIT will, among other things, settle the outstanding litigation that the Company has filed against Sunrise REIT. The form of Settlement Agreement that the Company and Sunrise REIT would enter into on the Closing Date is filed herewith as Exhibit 99.2 and incorporated in this Item 1.01 by reference.

The foregoing description is qualified by reference in its entirety to the Amendment, a copy of which is filed herewith as Exhibit 2.1 and incorporated in this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 11, 2007, the Company and Sunrise REIT issued a press release announcing that they had agreed to enter into the Amendment. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
2.1	Amendment to Purchase Agreement dated as of April 10, 2007 among Ventas SSL Ontario I, Inc. (formerly 2124678 Ontario Inc.), Ventas SSL Ontario II, Inc. (formerly 2124680 Ontario Inc.), the Company, Sunrise REIT, Sunrise REIT Trust and Sunrise REIT GP, Inc.

99.1	Press release issued by the Company and Sunrise REIT on April 11, 2007.

99.2	Form of Settlement Agreement to be entered into by the Company and Sunrise REIT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.
Date:	April 11, 2007

		By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment to Purchase Agreement dated as of April 10, 2007 among Ventas SSL Ontario I, Inc. (formerly 2124678 Ontario Inc.), Ventas SSL Ontario II, Inc. (formerly 2124680 Ontario Inc.), the Company, Sunrise REIT, Sunrise REIT Trust and Sunrise REIT GP, Inc.

99.1	Press release issued by the Company and Sunrise REIT on April 11, 2007.

99.2	Form of Settlement Agreement to be entered into by the Company and Sunrise REIT.